Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated February 26, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Carter’s, Inc.’s Annual Report on Form 10-K for the year ended December 28, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

June 27, 2014